UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 6, 2021 (December 2, 2021)

Date of Report (Date of earliest event reported)

ALBERTON ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

British Virgin Islands	001-38715	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Room 1001, 10/F, Capital Center 151 Gloucester Road Wanchai, Hong Kong	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +852 2117 1621

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth Alberton as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one ordinary share one redeemable warrant, and one right	ALACU	The Nasdaq Stock Market LLC
Ordinary shares, no par value	ALAC	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant exercisable for one-half (1/2) of one ordinary share	ALACW	The Nasdaq Stock Market LLC
Rights, each to receive one-tenth (1/10) of one ordinary share	ALACR	The Nasdaq Stock Market LLC

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Alberton Acquisition corporation (the “Company”) recently re-evaluated the Company’s application of ASC 480-10-S99-3A to its accounting classification of the redeemable ordinary shares, no par value (the “Public Shares”), issued as part of the units sold in the Company’s initial public offering (the “IPO”) on October 26, 2018 and in connection with the partial exercise of the over-allotment option on November 20, 2018. Historically, a portion of the Public Shares was classified as permanent equity to maintain stockholders’ equity greater than $5 million on the basis that the Company will not redeem its Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001, as described in the Company’s amended and restated memorandum and articles of association (the “Charter”). Pursuant to such re-evaluation, the Company’s management has determined that the Public Shares include certain provisions that require classification of all of the Public Shares as temporary equity regardless of the net tangible assets redemption limitation contained in the Charter. This has resulted in a restatement of the initial carrying value of the Public Shares subject to possible redemption, with the offset recorded to additional paid-in capital (to the extent available), accumulated deficit and shares of Public Shares.

On December 2, 2021, the Company’s audit committee (the “Audit Committee”), based on the recommendation of, and after consultation with, the Company’s management, and as discussed with its Independent Registered Public Accounting Firm, concluded that the Company’s financial statements for the periods ended March 31, 2019, June 30, 2019, September 30, 2019, December 31, 2019, March 31, 2020, June 30, 2020, September 30, 2020, December 31, 2020 March 31, 2021, June 30, 2021 and September 30, 2021 (the “Non-Reliance Periods”), as reported in the Company’s Quarterly and Annual Reports on Form 10-Qs and 10-Ks filed on May 15, 2019, August 12, 2019, November 13, 2019, March 16, 2020, May 11, 2020, August 10, 2020, November 9, 2020, April 6, 2021, June 22, 2021, August 16, 2021 and November 15, 2021, respectively, should no longer be relied upon due to the misclassification of the Company’s Public Shares. Similarly, the Report of Independent Registered Public Accounting Firm dated April 5, 2021 and March 16, 2020 on the financial statements as of December 31, 2020 and December 31, 2019, respectively, and for the years ended December 31, 2020 and December 31, 2019, respectively, and any communications describing relevant portions of the Company’s financial statements for the Non-Reliance Periods should no longer be relied upon.

As a result, the Company will restate its historical financial results for the Non-Reliance Periods to reflect the classification of its Public Shares as temporary equity (the “Restatement”). The Company anticipates filing Amendment No. 2 to the Annual Report on Form 10-K for the year ended December 31, 2020 and an amendment to each of its quarterly reports on Form 10-Q filed for the periods ended March 31, 2021, June 30, 2021 and September 30, 2021, respectively, to reflect the restatement by December 3, 2021 or shortly thereafter .

The restatement does not have an impact on its cash position and cash held in the trust account established in connection with the IPO (the “Trust Account”).

The Audit Committee and management have discussed the matters disclosed pursuant to this Item 4.02 with the Company’s independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 6, 2021

ALBERTON ACQUISITION CORPORATION

By:	/s/ Guan Wang
	Name:	Guan Wang
	Title:	Chief Executive Officer

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